QuickLinks -- Click here to rapidly navigate through this document

Exhibit 15.1

Letter of Acknowledgment of Use of Report on Unaudited Interim Financial Information

December 5, 2008
Board of Directors and Shareholders
Fleetwood Enterprises, Inc.

We are aware of the incorporation by reference in Pre-Effective Amendment No. 2 to the Registration Statement on Form S-4 (No. 333-155099) of Fleetwood Enterprises, Inc. of our report dated November 25, 2008, relating to the unaudited condensed consolidated interim financial statements of Fleetwood Enterprises, Inc. that are included in its Form 10-Q for the quarter ended October 26, 2008.

                      /s/ Ernst & Young LLP

QuickLinks

  Exhibit 15.1